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                                                                    EXHIBIT 3.97

                          ARTICLES OF INCORPORATION OF

                  OCMULGEE MEDICAL PATHOLOGY ASSOCIATION, P. A.

                                       I.

     The name of the corporation is Ocmulgee Medical Pathology Association, P.A.

                                       II.

     The corporation shall have perpetual duration.

                                      III.

     The corporation is organised for the following purposes: to practice the profession of medicine and to do any and all other things necessary, ILLEGBIBLE desirable or related to the forgoing purpose and also to do any and all other things which are permissible for professional corporation to do under the laws of Georgia.

     The corporation elects to be governed by the provisions of the Georgia Professional Corporation Act at Gal laws, 1970 Session, page 243).

                                       IV.

     The corporation shall have authority to issue not more than 100,000 shares of common stock of $10.00 par value.

                                       V.

     The corporation shall not commence business until it shall have received not less than $500.00 in payment for the issuance of shares of stock.

                                       VI.

     The initial registered office of the corporation shall be at 404 First National Bank Building, Macon, Georgia 31201. The initial registered agent of the corporation at such address shall be R. Lanier Anderson, III.

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                                      VII.

     The initial Board of Directors shall consist of Joseph W. Eversole, J. G. Etheridge, Robert S. Donner, Charles P. Maurizi and James E. Phillips of Zebulon Road, Macon, Georgia, 2780 Pierce Drive South, Macon, Georgia, 654 Rosa Taylor Drive, Macon, Georgia, 3049 Malvern Hill Drive, Macon, Georgia and 4946 Brittany Drive, Macon, Georgia, respectively.

                                      VIII.

     The name and address of the incorporator is: R. Lanier Anderson, III, 404 First National Bank Building, Macon, Georgia 31201.

     IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation.

                                                           [ILLEGIBLE]
                                                   -----------------------------
                                                          INCORPORATOR

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                              ARTICLES OF AMENDMENT

                                       OF

                  OCMULGEE MEDICAL PATHOLOGY ASSOCIATION, P.A.

1.   The name of the Corporation is Ocmulgee Medical Pathology Association, P.A.

2.   The Amendments adopted are as follows:

     The Articles of Incorporation are hereby amended by changing the name to the following:

          Ocmulgee Medical Pathology Association, Inc.

     The Articles of Incorporation are hereby amended by deleting the election to governed by the provision of the Georgia Professional Corporation Act as stating that the corporation is to the governed by the Georgia Business Corporation Code.

3.   The foregoing amendments were adopted on June 28th, 1999.

4. The above amendment was duly approved by the Shareholders in accordance with the provision of Code Sec. 14-2-1003.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the executed by its authorized officers this 29TH day of June, 1999.

                                    OCMULGEE MEDICAL PATHOLOGY ASSOCIATION, P.A.

                                    By: Robert S. Donner, M.D.
                                        ----------------------------------------
                                        Robert S. Donner, M.D., President

                                    Attest:        [ILLEGIBLE]
                                           -------------------------------------
                                    Secretary

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